MICRON ENVIRO SYSTEMS, INC.

(“Micron”)

1205-789 West Pender Street

Vancouver, BC

Canada V6C 1H2

Tel: (604) 646-6903

March 5, 2007

MENV—OTCBB  USA

NDDA—Frankfurt Stock Exchange Symbol

A0J3PY—WKN # Frankfurt Stock Exchange

New Marketing Plan Initiated

Micron Enviro Systems, Inc. (OTCBB: MENV) (Frankfurt Stock Exchange: NDDA --- WKN:A0J3PY---ISIN: US59510E2072) ("Micron" or the “Company”) wishes to announce that it will be initiating a new marketing plan that will focus on potential new investors primarily located in the Alberta Oil Sands region.  The marketing initiative will consist of targeted electronic and print materials,   which will coincide with Microns’ representatives attending two major trade shows in March.

Bernard McDougall, Micron’s president stated, “Management has decided to conduct this new targeted marketing campaign focused primarily on investors who live or work near the Alberta oil sands, as this group of potential new investors has not been focused on by Micron in the past.  Management feels that the share price has not necessarily reflected the significant news the Company has released in the past few weeks regarding increasing the net oil sands acreage by 4,500% and the positive drilling and seismic results achieved on the Leismer Oil Sands Prospect.  Therefore, focusing this new marketing campaign on potential new investors familiar with start up oil sands companies such as Canwest Petroleum (now BQI on AMEX that went from under $0.10 to $8.90 primarily based on its oil sands assets).  This new marketing campaign will complement our attendance at two major trade shows this month and our expected release of the new oil in ground reserve number expected later this month.”

Micron is an emerging oil and gas company that now has exposure to seven separate leases consisting of interests in 20.5 gross sections (13,120 acres) in the Oil Sands of Alberta, Canada, which is the largest Oil Sands region in the world, and has minor production from multiple conventional oil and gas wells. Micron's goal is to become a junior oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. Micron continues to look for additional projects that would contribute to building Micron's market capitalization, including additional Oil Sands projects. At this time, Micron is one of, if not the smallest, market capitalized company with multiple leases (seven) and now has positive operations underway in this world-class oil and gas producing region.  This is quite an enviable position for a company of Micron’s modest market capitalization, and therefore Micron offers tremendous leverage to one of the world’s largest oil resources.  Please visit our website for detailed maps of the locations of Micron’s prospects at www.micronenviro.com

If you have any questions, please call Micron at (604) 646-6903. If you would like to be added to Micron's update email list, please send an email to info@micronenviro.com requesting to be added.

This news release contains forward-looking statements. Forward-looking statements are statements which relate to future events. In some cases, you can identify forward-looking statements by terminology such as ``may,'' ``should,'' ``expects,'' ``plans,'' ``anticipates,'' ``believes,'' ``estimates,'' ``predicts,'' ``potential'' or ``continue'' or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are referred to the sections entitled ``Risk Factors'' in the Company's periodic filings with the United States Securities and Exchange Commission, which can be viewed at <http://www.SEC.gov>. For all details regarding working interests in all of MENV's oil and gas prospects or any previous news releases go to the SEC website. You should independently investigate and fully understand all risks before making investment decisions.

Contact Information:

Bernard McDougall

Micron Enviro Systems, Inc.

ir@micronenviro.com

TEL: (604) 646-6903

Fax:  (604) 689-1733

www.micronenviro.com